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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262, of Roberds, Inc. on Form S-8, and (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8 of our report dated June 2, 1997 on the Roberds, Inc. Profit
Sharing and Employee Retirement Savings Plan appearing in this Amendment
Number 2 to the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1996.

/s/Deloitte & Touche LLP
Dayton, Ohio

June 23, 1997